EXHIBIT 10.20

ANEX TO

EMPLOYMENT AGREEMENT

THIS ANEX TO EMPLOYMENT AGREEMENT (“Agreement”) dated January 17, 2005 is entered into as of January 1, 2006, by and between Central European Distribution Corporation, Inc., a Delaware corporation (the “Company”), and Chris Biedermann (the “Officer”).

1.	Base salary.

The Officer shall be paid an annual base salary (the “Base Salary”) by the Company in the amount of $70,000 gross per annum from January 1, 2006 thru December 31, 2006 by the Company and $25,000 gross per annum base salary by the Subsidiary as well as $25,000 gross per annum Management Board Fee for Subsidiary.

As of January 1, 2007 thru December 31, 2007 the Officer shall be paid base salary in the amount of $80,000 gross per annum and $25,000 gross base salary per annum by the Subsidiary as well as $25,000 gross per annum as Management Board Fee for Subsidiary. All other points of “Agreement” remain unchanged.

IN WITNESS WHEREOF, the undersigned have duly executed this annex to Agreement, or have caused this annex to Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Chairman

/s/ Chris Biedermann
Name:	Chris Biedermann
Title:	Officer